Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of January, 2000
                     Distribution Date of February 15, 2000
                            Servicer Certificate #34

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                 $109,149,572.74
Beginning Pool Factor                                        0.2237851

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,976,150.13
     Interest Collected                                    $857,406.90

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $218,859.06
Total Additional Deposits                                  $218,859.06

Repos / Chargeoffs                                         $164,958.04
Aggregate Number of Notes Charged Off                              108

Total Available Funds                                    $8,978,577.96

Ending Pool Balance                                    $101,082,302.70
Ending Pool Factor                                           0.2072451

Servicing Fee                                               $90,957.98

Repayment of Servicer Advances                              $73,838.13

Reserve Account:

    Beginning Balance  (see Memo Item)                 $10,764,061.29
     Target Percentage                                          10.00%
     Target Balance                                     $10,108,230.27
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                        ($0.00)
     Ending Balance                                     $10,764,061.29

Current Weighted Average APR:                                   9.768%
Current Weighted Average Remaining Term (months):                21.70

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,364,208.09       923
                                 31 - 60 days           $637,844.55       417
                                 60+  days              $304,190.97       149

     Total:                                           $2,306,243.61       970

     Balances:                   60+  days            $4,738,199.19       149

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $60,662.94
+    Excess Serv.                                       $203,466.92
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,764,061.29

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of January 2000

                                                                                 NOTES
                                 (Money Market)
                                              TOTAL          CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $109,149,572.74
Ending Pool Balance                     $101,082,302.70

Collected Principal                       $7,902,312.00
Collected Interest                          $857,406.90
Charge - Offs                               $164,958.04
Liquidation Proceeds / Recoveries           $218,859.06
Servicing                                    $90,957.98
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                        $8,887,619.98

Beginning Balance                       $109,149,572.74             $0.00              $0.00     $91,649,572.74    $17,500,000.00

Interest Due                                $616,883.02             $0.00              $0.00        $515,528.85       $101,354.17
Interest Paid                               $616,883.02             $0.00              $0.00        $515,528.85       $101,354.17
Principal Due                             $8,067,270.04             $0.00              $0.00      $8,067,270.04             $0.00
Principal Paid                            $8,067,270.04             $0.00              $0.00      $8,067,270.04             $0.00

Ending Balance                          $101,082,302.70             $0.00              $0.00     $83,582,302.70    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.4749            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $8,684,153.06             $0.00              $0.00      $8,582,798.89       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $203,466.92
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $10,764,061.29
(Release) / Draw                                 ($0.00)
Ending Reserve Acct Balance              $10,764,061.29

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of January 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                 4                 3                    2                  1
                                         Sep-99            Oct-99            Nov-99               Dec-99              Jan-00
Beginning Pool Balance              $139,373,167.71    $132,134,086.39    $123,175,690.40     $116,282,961.46    $109,149,572.74

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                       $207,162.45        $181,143.52        $128,310.24         $177,708.40        $164,958.04
    Recoveries                          $579,271.02        $315,981.59        $122,774.52         $328,240.04        $218,859.06

Total Charged Off (Months 5, 4, 3)      $516,616.21
Total Recoveries (Months 3, 2, 1)       $669,873.62
Net Loss / (Recoveries) for 3 Mos      ($153,257.41)(a)

Total Balance (Months 5, 4, 3)      $394,682,944.50 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.4660%

Trigger:  Is Ratio > 1.5%                        No
                                                                             Nov-99               Dec-99              Jan-00

B)   Delinquency Trigger:                                                   $1,843,776.55       $4,091,540.87      $4,738,199.19
     Balance delinquency 60+ days                                                1.49687%            3.51861%           4.34101%
     As % of Beginning Pool Balance                                              1.30631%            1.99584%           3.11883%
     Three Month Average

Trigger:  Is Average > 2.0%                     Yes

C)   Noteholders Percent Trigger:           2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer